Exhibit 10.82

February [__], 2024

[INVESTOR NAME]

[ADDRESS]

[ADDRESS]

Attn:[____ ]

Re:         WiSA Technologies, Inc.

Reference is made to that (i) certain Securities Purchase Agreement (the “Purchase Agreement”), dated as of October 16, 2023, by and between you and WiSA Technologies, Inc. (the “Company”) entered into in connection with the offering by the Company pursuant to the Company’s Registration Statement on Form S-1 (File No. 333- 274331), as amended, and (ii) certain warrant inducement letter agreement, dated as of December 5, 2023, by and between you and the Company (the “Inducement Agreement”). Capitalized terms not defined herein shall have the meanings ascribed to them in the Purchase Agreement and the Inducement Agreement, as applicable.

The Company is contemplating a best efforts public offering (the “Offering”), for gross proceeds of up to $10,000,000, of certain securities of the Company, pursuant to a Registration Statement on Form S-1 (File No. 333-276631), and the related transaction documents thereto.

In connection with the intended Offering and pursuant to this Letter Agreement:

(i)             The Company hereby offers to repurchase all outstanding shares of Series B Preferred Stock of the Company held by you, as set forth on Exhibit A hereto at a price of $100 per share of Series B Preferred Stock.

(ii)            You hereby agree to surrender all outstanding Preferred Stock Purchase Warrants currently held by you, as set forth on Exhibit A hereto, to the Warrant Agent for cancellation immediately prior to the closing of the Offering. Upon such cancellation, you will have no practical or legal right to the Preferred Stock Purchase Warrants as set forth on Exhibit A hereto.

(iii)           The Company and you hereby agree to amend and restate the second sentence in (e) in Annex A to the Inducement Agreement in its entirety as follows:

“The Company covenants that, following the Stockholder Approval Date and thereafter, during the period the New Warrant is outstanding, it shall reserve from its duly authorized capital stock a number of shares of Common Stock for issuance of the New Warrant Shares in full.”

(iv)           The Company and you hereby agree that any future issuance of New Warrants under the Inducement Agreement will conform with the form of New Warrant as amended on or about the same date hereof.

This Letter Agreement (a) shall be governed by and construed in accordance with the law of the State of New York, (b) is for the exclusive benefit of the parties hereto and constitutes the entire agreement of such parties, (c) may be modified, waived or assigned only in writing, and (d) is a negotiated document, entered into freely among the parties upon advice of their own counsel, and it should not be construed against any of its drafters. The fact that any term or provision of this Letter Agreement is held invalid, illegal or unenforceable as to any person in any situation in any jurisdiction shall not affect the validity, enforceability or legality of the remaining terms or provisions hereof or the validity, enforceability or legality of such offending term or provision in any other situation or jurisdiction or as applied to any person.

[Signature Page Follows]

If the foregoing is in accordance with your understanding, kindly confirm your acceptance and agreement by signing in the space indicated below and by returning a partially executed copy of this letter to the undersigned, which may be executed in identical counterparts, each of which shall be deemed an original but all of which shall constitute one and the same agreement.

Very truly yours,

WISA TECHNOLOGIES, INC.

By:
	Name:	Brett Moyer
	Title:	Chief Executive Officer

AGREED AND ACCEPTED:

[HOLDER]

By:
Name:
Title:

EXHIBIT A

Name of Holder:______________

Aggregate Repurchase Price: _________________

Number of shares of Series B Preferred Stock Currently Outstanding:_______________

Number of shares of Series B Preferred Stock to be Repurchased:_____________________

Number of Warrants Currently Outstanding:_____________________

Number of Warrants to Cancel: _________________________